                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT

                                                                              Settlement Date                           9/30/2002
                                                                              Determination Date                        10/9/2002
                                                                              Distribution Date                        10/15/2002



I.      All Payments on the Contracts                                                                                2,217,182.45
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                            186,542.99
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                           17.15
V.      Servicer Monthly Advances                                                                                       25,533.77
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                              3,435.87
VIII.   Transfers to the Pay-Ahead Account                                                                             (2,522.66)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                          (17.15)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                            (5.05)

Total available amount in Collection Account                                                                        $2,430,167.37
                                                                                                                    =============


DISTRIBUTION AMOUNTS                                      Cost per $1000
---------------------------------------------           -----------------------

1.    (a)  Class A-1 Note Interest Distribution                                                     0.00
      (b)  Class A-1 Note Principal Distribution                                                    0.00
             Aggregate Class A-1 Note Distribution                0.00000000                                                 0.00

2.    (a)  Class A-2 Note Interest Distribution                                                     0.00
      (b)  Class A-2 Note Principal Distribution                                                    0.00
            Aggregate Class A-2 Note Distribution                 0.00000000                                                 0.00

3.    (a)  Class A-3 Note Interest Distribution                                                     0.00
      (b)  Class A-3 Note Principal Distribution                                                    0.00
            Aggregate Class A-3 Note Distribution                 0.00000000                                                 0.00

4.    (a)  Class A-4 Note Interest Distribution                                                     0.00
      (b)  Class A-4 Note Principal Distribution                                                    0.00
           Aggregate Class A-4 Note Distribution                  0.00000000                                                 0.00

5.    (a)  Class A-5 Note Interest Distribution                                                     0.00
      (b)  Class A-5 Note Principal Distribution                                                    0.00
            Aggregate Class A-5 Note Distribution                 0.00000000                                                 0.00

6.    (a)  Class A-6 Note Interest Distribution                                                84,157.27
      (b)  Class A-6 Note Principal Distribution                                            1,914,275.44
            Aggregate Class A-6 Note Distribution                84.32205527                                         1,998,432.71

7.    (a)  Class B Note Interest Distribution                                                  59,285.00
      (b)  Class B Note Principal Distribution                                                      0.00
            Aggregate Class B Note Distribution                   5.56666667                                            59,285.00

8.    (a)  Class C Note Interest Distribution                                                  98,822.83
      (b)  Class C Note Principal Distribution                                                      0.00
            Aggregate Class C Note Distribution                   5.70833312                                            98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                       18,124.48
      (b)  Reimbursement of prior Monthly Advances                                             38,173.51
              Total Servicer Payment                                                                                    56,297.99

10.   Deposits to the Reserve Account                                                                                  217,328.84

Total Distribution Amount from Collection Account                                                                   $2,430,167.37
                                                                                                                    =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                          35,988.08
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections               35,134.61
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                          0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)               0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                      71,122.69
                                                                                                                    =============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                         2.56
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)              2.49
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                           5.05
                                                                                                                    =============


                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                               0.00
        (b) Class A-2 Notes    @             6.028%                                               0.00
        (c) Class A-3 Notes    @             6.140%                                               0.00
        (d) Class A-4 Notes    @             6.250%                                               0.00
        (e) Class A-5 Notes    @             6.420%                                               0.00
        (f) Class A-6 Notes    @             6.500%                                          84,157.27
             Aggregate Interest on Class A Notes                                                                      84,157.27
        (g) Class B Notes @                  6.680%                                                                   59,285.00
        (h) Class C Notes @                  6.850%                                                                   98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                       0.00
        (b) Class A-2 Notes                                                                       0.00
        (c) Class A-3 Notes                                                                       0.00
        (d) Class A-4 Notes                                                                       0.00
        (e) Class A-5 Notes                                                                       0.00
        (f) Class A-6 Notes                                                                       0.00
        (g) Class B Notes                                                                         0.00
        (h) Class C Notes                                                                         0.00


3.   Total Distribution of Interest                            Cost per $1000
                                                               ---------------
        (a) Class A-1 Notes                                      0.00000000                       0.00
        (b) Class A-2 Notes                                      0.00000000                       0.00
        (c) Class A-3 Notes                                      0.00000000                       0.00
        (d) Class A-4 Notes                                      0.00000000                       0.00
        (e) Class A-5 Notes                                      0.00000000                       0.00
        (f) Class A-6 Notes                                      3.55093966                  84,157.27
             Total Aggregate Interest on Class A Notes                                                                84,157.27
        (g) Class B Notes                                        5.56666667                                           59,285.00
        (h) Class C Notes                                        5.70833312                                           98,822.83



                 PRINCIPAL
---------------------------------------------

                                                           No. of Contracts
                                                           ----------------
1.   Amount of Stated Principal Collected                                                   506,256.14
2.   Amount of Principal Prepayment Collected                        54                   1,380,226.27
3.   Amount of Liquidated Contract                                   3                       27,793.03
4.   Amount of Repurchased Contract                                  0                            0.00

       Total Formula Principal Distribution Amount                                                                 1,914,275.44

5.   Principal Balance before giving
     effect to Principal Distribution                                            Pool Factor
                                                                                   -----------
        (a) Class A-1 Notes                                                         0.0000000                              0.00
        (b) Class A-2 Notes                                                         0.0000000                              0.00
        (c) Class A-3 Notes                                                         0.0000000                              0.00
        (d) Class A-4 Notes                                                         0.0000000                              0.00
        (e) Class A-5 Notes                                                         0.0000000                              0.00
        (f) Class A-6 Notes                                                         0.6555581                     15,536,726.42
        (g) Class B Notes                                                           1.0000000                     10,650,000.00
        (h) Class C Notes                                                           1.0000000                     17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                0.00
        (b) Class A-2 Notes                                                                                                0.00
        (c) Class A-3 Notes                                                                                                0.00
        (d) Class A-4 Notes                                                                                                0.00
        (e) Class A-5 Notes                                                                                                0.00
        (f) Class A-6 Notes                                                                                                0.00
        (g) Class B Notes                                                                                                  0.00
        (h) Class C Notes                                                                                                  0.00


7.   Principal Distribution                                    Cost per $1000
                                                               --------------
        (a) Class A-1 Notes                                      0.00000000                                                0.00
        (b) Class A-2 Notes                                      0.00000000                                                0.00
        (c) Class A-3 Notes                                      0.00000000                                                0.00
        (d) Class A-4 Notes                                      0.00000000                                                0.00
        (e) Class A-5 Notes                                      0.00000000                                                0.00
        (f) Class A-6 Notes                                     80.77111561                                        1,914,275.44
        (g) Class B Notes                                        0.00000000                                                0.00
        (h) Class C Notes                                        0.00000000                                                0.00

8.   Principal Balance after giving
      effect to Principal Distribution                                            Pool Factor
                                                                                   -----------
        (a) Class A-1 Notes                                                         0.0000000                              0.00
        (b) Class A-2 Notes                                                         0.0000000                              0.00
        (c) Class A-3 Notes                                                         0.0000000                              0.00
        (d) Class A-4 Notes                                                         0.0000000                              0.00
        (e) Class A-5 Notes                                                         0.0000000                              0.00
        (f) Class A-6 Notes                                                         0.5747870                     13,622,450.98
        (g) Class B Notes                                                           1.0000000                     10,650,000.00
        (h) Class C Notes                                                           1.0000000                     17,312,029.25



                 POOL DATA
---------------------------------------------
                                                                                                 Aggregate
                                                                      No. of Contracts        Principal Balance    % Delinquent
                                                                      ---------------         -----------------    ------------
1.   Pool Stated Principal Balance as of     9/30/2002                   1,533                41,584,480.23

2.   Delinquency Information


              (a) 31-59 Days                                                 23                   826,133.13          1.987%
              (b) 60-89 Days                                                 9                    150,861.10          0.363%
              (c) 90-119 Days                                                7                    144,641.42          0.348%
              (d) 120 Days +                                                 0                          0.00          0.000%

3.   Contracts Repossessed during the Due Period                             0                          0.00

4.   Current Repossession Inventory                                          0                          0.00

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables            3                     27,793.03
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                186,542.99
                                                                                              --------------
       Total Aggregate Net Losses for the preceding Collection
        Period                                                                                                      -158,749.96
6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                   848,601.72

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-
       Date)                                                                 570                                   5,066,001.64

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                         9.017%

9.   Weighted Average Remaining Term to Maturity of
     all Outstanding Contracts                                                                                          106.680


              TRIGGER ANALYSIS
---------------------------------------------

1.   (a)  Average 60+ Delinquency Percentage                              1.250%
     (b)  Delinquency Percentage Trigger in effect ?                                              NO

2.   (a)  Average Net Loss Ratio                                          0.014%
     (b)  Net Loss Ratio Trigger in effect ?                                                      NO
     (c)  Net Loss Ratio (using ending Pool Balance)                      0.034%

3.   (a)  Servicer Replacement Percentage                                -0.228%
     (b)  Servicer Replacement Trigger in effect ?                                                NO



               MISCELLANEOUS
---------------------------------------------

1.   Monthly Servicing Fees                                                                                       18,124.48

2.   Servicer Advances                                                                                            25,533.77

3.   (a)  Opening Balance of the Reserve Account                                                               5,172,059.67
     (b)  Deposits to the Reserve Account                                               217,328.84
     (c)  Investment Earnings in the Reserve Account                                      6,974.77
     (d)  Distribution from the Reserve Account                                         (71,122.69)
     (e)  Ending Balance of the Reserve Account                                                                5,325,240.59

4.   Specified Reserve Account Balance                                                                         5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                 4,855.47
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                   2,522.66
     (c)  Investment Earnings in the Pay-Ahead Account                                        5.05
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                 (3,435.87)
     (e)  Ending Balance in the Pay-Ahead Account                                                                  3,947.31